Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports First Quarter 2020 Results and Provides Operational Update

TYSONS, VA (May 11, 2020) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the first quarter ended March 31, 2020 and provides an operational update on COVID-19.

Financial highlights include:

•	Pro-forma RevPAR was $136.27 a decrease of 22.6% from the same period in 2019;
•	Pro-forma Total RevPAR was $218.17, a decrease of 20.2% from the same period in 2019;
•

Net loss was $689 million and net loss attributable to stockholders was $688 million, including a $607 million non-cash impairment loss related to goodwill allocated to Park from Hilton in the spin-off and $88 million of non-cash impairment losses related to long-lived assets, primarily associated with one hotel;

•	Adjusted EBITDA was $82 million;
•	Adjusted FFO attributable to stockholders was $57 million;
•	Diluted loss per share was $2.89; and
•	Diluted Adjusted FFO per share was $0.24.

Additional highlights include:

•	Completed the sales of the Embassy Suites Washington DC and Park’s interests in the Hilton São Paulo Morumbi in February 2020 for total gross proceeds of $208 million;
•

Suspended operations at 38 of the Company’s 60 hotels due to disruption from COVID-19, along with the consolidation of operations at other hotels that remain open further reducing rooms currently available to 15% of full capacity;

•

Fully drew on the Company’s $1 billion revolving credit facility (“Revolver”) as a precautionary measure, resulting in a cash and restricted cash balance of $1.3 billion as of March 31, 2020, of which $105 million was used to pay Park’s April 15, 2020 dividend payment;

•

In May 2020, the Company amended its credit and term loan facilities to suspend all financial covenants through March 31, 2021 and exercised options to extend the Revolver maturity date to December 2021; and

•	Implemented actions to preserve cash, including establishing a baseline cash burn rate of approximately $70 million per month assuming all hotels have suspended operations.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “I am proud of the focused and proactive efforts of the Park team and our operating and lending partners during this quarter as we worked together to respond to the unprecedented impact of the COVID-19 pandemic to our business. In addition to suspending operations at over half of the hotels in our portfolio in March, and consolidating operations at hotels that remain open, we proactively drew our $1 billion Revolver prior to the end of the quarter, giving us considerable financial flexibility to weather this extremely challenging operating environment. With our portfolio currently operating with only 15% of our rooms available, we have reduced hotel operating expenses by approximately 75% at the current occupancy levels and reduced our 2020 capex budget by approximately 75%. Additionally, last week, we amended our credit and term loan facilities to waive certain debt covenants through and including March 31, 2021 and extended the maturity of our revolving credit facility to December 2021. We received a unanimous vote from the syndicate of banks on the extension, highlighting the strong partnership and support we enjoy with our bank group. Our management team has managed several disruptive events throughout our careers, including natural disasters, 9/11 and the Great Recession. With $1.2 billion in current liquidity and a cash burn rate of $70 million per month in an extreme situation with all operations suspended, Park is well positioned to navigate the disruption from the COVID-19 pandemic.”

Selected Statistical and Financial Information

(unaudited, amounts in millions, except RevPAR, ADR and per share data)

	Three Months Ended March 31,
	2020	2019	Change(1)
Pro-forma RevPAR	$136.27	$175.97	(22.6)%
Pro-forma Occupancy	61.7%	77.7%	(16.0	)% pts
Pro-forma ADR	$220.90	$226.46	(2.5)%

Pro-forma Total RevPAR	$218.17	$273.27	(20.2)%

Net (loss) income	$(689)	$97	NM(2)
Net (loss) income attributable to stockholders	$(688)	$96	NM(2)

Adjusted EBITDA	$82	$176	(53.4)%
Pro-forma Hotel Adjusted EBITDA	$90	$206	(56.4)%
Pro-forma Hotel Adjusted EBITDA margin	15.6%	28.4%	NM(2)
Adjusted FFO attributable to stockholders	$57	$136	(58.1)%

(Loss) earnings per share - Diluted(1)	$(2.89)	$0.48	NM(2)
Adjusted FFO per share - Diluted(1)	$0.24	$0.67	(64.2)%
Weighted average shares outstanding - Diluted	238	202	36

(1)	Amounts are calculated based on unrounded numbers.
(2)	Percentage change is not meaningful.

COVID-19

The global outbreak of the novel strain of coronavirus and the disease it causes (“COVID-19”) have had and continues to have a significant effect on the lodging industry, including Park. Travel restrictions and mandated closings of non-essential businesses have severely reduced overall lodging demand. Since the beginning of March, Park has experienced a significant decline in occupancy and Revenue per Available Room (“RevPAR”) associated with the effects of COVID-19 throughout its portfolio. Park believes that demand will continue to be significantly reduced as a result of travel restrictions and “social distancing,” and that government restrictions and economic slowdown will significantly affect Park’s business. Park currently expects April and May to be the low point of operational performance, with RevPAR declines of 90% or more, and the second quarter overall to be the most challenged. However, the duration and extent of the effects remain unknown. Park does not expect a material improvement in its results until business traveler and general consumer confidence related to risks associated with the COVID-19 pandemic improves and various government restrictions on travel and freedom of movement are lifted.

As a result of the impact to its business from COVID-19, Park has recognized impairment losses during the first quarter of $695 million, including fully impairing the $607 million of remaining goodwill allocated to Park from Hilton in the spin-off and $88 million of long-lived assets primarily related to one hotel.

Action Plan to Mitigate COVID-19 Impact

Park and its hotel managers have taken the following actions to mitigate the effects of COVID-19 on its business:

•

Temporarily suspended operations at 38 of Park’s hotels, a portion of which were mandated by state and local governments, as well as selected restaurants and other outlets within the hotels, and reduced operations at Park’s hotels that remain open;

•	Deferred approximately $150 million of the $200 million in capital expenditures previously budgeted for 2020;

•

Suspended dividend payments after the payment of the first quarter 2020 dividend until such time that Park’s Board of Directors determines a year-end dividend, if any, conserving approximately $105 million of cash per calendar quarter based upon the dividend paid in April 2020;

•	Reduced corporate general and administrative expenses by approximately 13% from the original 2020 guidance of $43 million, excluding share-based compensation expense and severance expense;
•

Continued pursuit of alternative sources of revenue from applicable government authorities and hospitals such as providing temporary lodging for first responders, other medical personnel, military personnel, displaced guests and residents of communities where Park’s hotels are located; and

•	Fully drew on its $1 billion Revolver, resulting in current liquidity of $1.2 billion after paying the Q1 2020 dividend of $105 million.
•	The current status of Park’s hotels is as follows (for a list of status by hotel please see Park’s financial supplement):
Consolidated Hotels
Status	Number of Hotels	Total Rooms	Rooms Suspended	Rooms Available	Percentage of Rooms Suspended
Open	18	7,017	2,664	4,353	38%
Operations suspended	35	21,914	21,914	-	100%
Total	53	28,931	24,578	4,353	85%

Unconsolidated Hotels
Status	Number of Hotels	Total Rooms	Rooms Suspended	Rooms Available	Percentage of Rooms Suspended
Open	4	2,269	1,587	682	70%
Operations suspended	3	2,028	2,028	-	100%
Total	7	4,297	3,615	682	84%

Operational Update

Since the beginning of March, Park has experienced a significant decline in occupancy, Average Daily Rate (“ADR”), occupancy, and Revenue per Available Room (“RevPAR”) associated with COVID-19 throughout its portfolio, which resulted in a decline in Park’s operating cash flow. Changes in the monthly pro-forma metrics for the first quarter of 2020 as compared to the same period in 2019 are as follows:

	Pro-forma ADR	Pro-forma Occupancy	Pro-forma RevPAR
January	(1.0)%	1.6% pts	1.2%
February	(0.7)	0.9	0.4
March	(10.1)	(49.4)	(63.8)

Additionally, COVID-19 resulted in decreases of 25.6% and 23.6% in group and transient revenue, respectively, for the quarter as compared to the same period in 2019.

Each of the Company’s key markets have been significantly impacted as follows:

•

Hawaii: Both of Park’s Hawaii hotels have suspended operations following the governor’s order for nonresident visitors to quarantine for a 14-day period and the significant reduction in capacity from airlines;

•

San Francisco: As a result of a ban on large gatherings and an early shelter-in-place order, the majority of citywide conventions for the first half of 2020 were cancelled and several hotels have suspended operations.  Certain of Park’s hotels remain open housing a first responder group and guests that have been relocated from other hotels in the market that have suspended operations;

•

Orlando: Most upper upscale and luxury hotels in the market have suspended operations following closures of local tourist attractions and the state stay-at-home order.  The Hilton Orlando, one of our unconsolidated joint ventures, has remained open supported by demand from the National Guard;

•	New Orleans: Both of Park’s New Orleans hotels have suspended operations following the city’s ban on large gatherings and the cancellation of citywide events between March and June;

•	Boston: Despite restrictions placed on hotels by the city, two of Park’s Boston hotels have been able to remain open with demand from airline crew, front line medical staff and other first responders;
•	New York: With New York being severely impacted by COVID-19, the Hilton New York has suspended operations;
•

Southern California: Most of Park’s hotels in Southern California have suspended operations following increasing local and state restrictions. The hotels that remain open have demand from airline crew, front line medical staff and other first responders;

•

Chicago: Most of Park’s Chicago hotels have suspended operations following state restrictions on large gatherings, a shelter-in-place order and the cancellation of all second quarter citywide events. Two of Park’s hotels remain open with demand from airline crews and other guests from nearby hotels that have closed;

•	Key West: Following the state stay-at-home order and local restrictions on inbound travelers to quarantine for up to a 14-day period, both of Park’s hotels have suspended operations;
•

Denver: The city instituted a stay-at-home public health order resulting in reduced demand and the suspension of operations at the Hilton Denver. After the expiration of the stay-at-home order on May 8, 2020, a safer-at-home order was instituted, continuing to effect overall demand;

•	Miami: The state stay-at-home order has resulted in the suspension of operations of both of Park’s Miami hotels;
•

Washington, D.C.: Despite various stay-at-home orders mandated by D.C., Maryland and Virginia government officials, most of Park’s hotels have been able to remain open with demand from airline crew, first responders and other small groups of dislocated guests; and

•	Seattle: Most of Park’s Seattle hotels have remained open based on demand from medical professionals and local business transient travel, with the two airport hotels consolidating operations.

Capital Investments

As of March 31, 2020, Park had approximately $47 million of capital expenditure commitments under third-party contracts.  As a liquidity preservation initiative to mitigate the effects of COVID-19, Park has deferred approximately $150 million of the approximately $200 million budgeted for 2020. None of these deferred expenditures will affect the ability of the hotels to quickly resume operations once normal travel patterns return. Park will continue to assess when to resume deferred capital expenditures or if any of the deferred expenditures will be cancelled.

Dispositions

On February 19, 2020, Park sold its interests in the 503-room Hilton São Paulo Morumbi for gross proceeds of approximately $118 million, or $234,000 per key. Upon the sale of this hotel, Park no longer has any international hotels in its portfolio. Additionally, on the same day, Park sold the 197-room Embassy Suites Washington DC Georgetown for gross proceeds of approximately $90 million, or $459,000 per key. With these sales, Park has now sold or disposed of all 14 international assets and 24 in total for $1.2 billion since the spin from Hilton.

Balance Sheet and Liquidity

Park had the following debt outstanding as of March 31, 2020:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of March 31, 2020
Fixed Rate Debt
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	$12
Mortgage loan	Hilton Denver City Center	4.90%	August 2022(1)	60
Mortgage loan	Hilton Checkers Los Angeles	4.11%	March 2023	28
Mortgage loan	W Chicago - City Center	4.25%	August 2023	78
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	140
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	165
Finance lease obligations		3.07%	2021 to 2022	1
Total Fixed Rate Debt		4.19%(2)		2,484

Variable Rate Debt
Revolving credit facility	Unsecured	L + 1.60%	December 2021(3)	1,000
2016 Term Loan(4)	Unsecured	L + 1.55%	December 2021	700
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(5)	30
2019 Term Facility(6)	Unsecured	L + 1.50%	September 2024	670
Total Variable Rate Debt		2.49%(2)		2,400

Add: unamortized premium				3
Less: unamortized deferred financing costs and discount				(17)
Total Debt(7)		3.39%(2)		$4,870

(1)	The loan matures in August 2042 but is callable by the lender in August 2022.
(2)	Calculated on a weighted average basis.
(3)	Park exercised both six-month extension options in May 2020 to extend the maturity date to December 2021.
(4)	The 2016 Term Loan was entered into in December 2016, with a maturity date of December 2021.
(5)	Assumes the exercise of all extensions that are exercisable solely at Park’s option.
(6)

In August 2019, the Company, Park Intermediate Holdings LLC and PK Domestic Property LLC entered into a credit agreement with Bank of America, N.A. and certain other lenders, providing a $950 million unsecured delayed draw term loan facility (the “2019 Term Facility”), with the $850 million, five-year delayed draw term loan tranche fully drawn on September 18, 2019 to fund the Merger.  The $100 million, two-year delayed draw term loan tranche was unfunded and the commitments thereunder terminated on September 18, 2019. On December 31, 2019, we prepaid $180 million of the 2019 Term Facility.

(7)	Excludes $225 million of Park’s share of debt of its unconsolidated joint ventures.

As of March 31, 2020, Park had total cash and cash equivalents of $1,304 million, $105 million of which was used to pay the Company’s April 15, 2020 dividend payment, and $38 million of restricted cash. Park is maintaining higher than historical cash levels due to the continued uncertainty surrounding COVID-19, and Park intends to do so until markets stabilize and demand in the lodging industry begins to recover. With the actions taken by Park’s management and its hotel managers, and with only $12 million of debt maturing in 2020, Park believes it has sufficient liquidity to satisfy its short-term liquidity obligations even though many of the Company’s hotels have suspended operations.

Park was in compliance with its debt covenants under its credit facility as of March 31, 2020. However, in order to maintain compliance in future quarters, Park amended its credit and term loan facilities to suspend compliance with all existing financial covenants tested through and including March 31, 2021 and to adjust the levels of particular financial covenants after such period. As part of the amendment process, Park (i) agreed to comply with a monthly minimum liquidity covenant, to pledge equity in certain subsidiaries to secure the facilities, and for certain subsidiaries to become guarantors under the facilities, and (ii) exercised its two six-month extension options on its Revolver to extend its maturity to December 24, 2021. The amendment also added additional covenants that restrict Park’s ability to make dividend and distribution payments (except to the extent required to maintain REIT status) and stock repurchases, make prepayments of other indebtedness, make capital expenditures, conduct asset dispositions or transfers and make investments, including acquisitions or mergers, in each case subject to various exceptions.

Cash Burn Analysis

Based on an extreme scenario where all of the Company’s hotels suspend operations, Park’s management has developed the following estimated average cash requirements to support working capital funding, other hotel fixed costs (such as property taxes, insurance and ground rent,), debt service, and corporate and other non-hotel expenses. Based on Park’s current liquidity of $1.2 billion and assuming the extreme scenario where all hotels suspend operations, Park currently has approximately 17 months of liquidity.

Expense	Average/Month (in millions)
Hotel operations	$50
Debt service	16
Corporate & other non-hotel expenditures	4
Total	$70

This estimate does not take into account any possible alternative sources of revenue that may arise or payment of cash dividends or other distributions not already declared and paid in 2020, if any.  The estimated cash burn amount has not been reduced by any amount available to Park under existing or future debt facilities, or proceeds from issuance of any additional debt, equity or equity-linked securities.

Park continues to take appropriate measures to reduce the near-term burn rate, including deferral of payments, hiring freezes and other cost reduction measures.

Dividends and Share Repurchases

On February 21, 2020, Park declared a first quarter 2020 cash dividend of $0.45 per share to be paid on April 15, 2020 to stockholders of record as of March 31, 2020. As a precautionary measure in light of COVID-19, Park has suspended dividend payments following the payment of its first quarter 2020 dividend until such time that Park’s Board of Directors determines a year-end dividend, if any.

During the first quarter, Park repurchased 4.6 million shares of its common stock for a total purchase price of $66 million through its stock repurchase program. However, given Park’s focus on cash preservation, the Company does not currently intend to repurchase additional stock.

Full-Year 2020 Outlook

As noted in the Company's press release on March 9, 2020, given the economic uncertainty, travel restrictions and rapidly-changing circumstances related to the COVID-19 pandemic, Park has withdrawn its previously issued 2020 guidance.  Park is not providing an updated outlook at this time.

The Company’s ability to predict future operating results is significantly impacted by the current COVID-19 pandemic.  Park expects that the trends affecting the economy will continue to depress hotel operating results across the portfolio. The economic environment lacks sufficient clarity at this time to provide accurate guidance.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss first quarter 2020 results on May 11, 2020 beginning at 10 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ First Quarter 2020 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends, and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors is the potential adverse effect of COVID-19, on the Company’s financial condition, results of operations, cash flows and performance, its hotel management companies and its hotels’ tenants, and the global economy and financial markets. The extent to which COVID-19 impacts the Company, its hotel managers, tenants and guests at the Company’s hotels will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2019, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 60 premium-branded hotels and resorts with over 33,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Property and equipment, net	$9,383	$9,594
Assets held for sale, net	—	71
Investments in affiliates	30	35
Goodwill	—	607
Intangibles, net	46	46
Cash and cash equivalents	1,304	346
Restricted cash	38	40
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	113	180
Prepaid expenses	73	83
Other assets	46	40
Operating lease right-of-use assets	244	248
TOTAL ASSETS (variable interest entities - $237 and $242)	$11,277	$11,290
LIABILITIES AND EQUITY
Liabilities
Debt	$4,870	$3,871
Accounts payable and accrued expenses	188	217
Due to hotel managers	103	159
Deferred income tax liabilities	35	50
Other liabilities	241	282
Operating lease liabilities	257	260
Total liabilities (variable interest entities - $218 and $219)	5,694	4,839

Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 235,721,204 shares issued and 235,427,598 shares outstanding as of March 31, 2020 and 239,589,639 shares issued and 239,386,877 shares outstanding as of December 31, 2019	2	2
Additional paid-in capital	4,504	4,575
Retained earnings	1,129	1,922
Accumulated other comprehensive loss	(5)	(3)
Total stockholders' equity	5,630	6,496
Noncontrolling interests	(47)	(45)
Total equity	5,583	6,451
TOTAL LIABILITIES AND EQUITY	$11,277	$11,290

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenues
Rooms	$362	$403
Food and beverage	161	183
Ancillary hotel	57	55
Other	19	18
Total revenues	599	659

Operating expenses
Rooms	112	107
Food and beverage	123	124
Other departmental and support	172	149
Other property-level	60	49
Management fees	25	33
Impairment loss and casualty gain, net	694	—
Depreciation and amortization	75	62
Corporate general and administrative	16	17
Other	21	20
Total expenses	1,298	561

Gain on sales of assets, net	62	31

Operating (loss) income	(637)	129

Interest income	1	1
Interest expense	(40)	(32)
Equity in (losses) earnings from investments in affiliates	(1)	5
Loss on foreign currency transactions	(2)	—
Other gain, net	—	1

(Loss) income before income taxes	(679)	104
Income tax expense	(10)	(7)
Net (loss) income	(689)	97
Net loss (income) attributable to noncontrolling interests	1	(1)
Net (loss) income attributable to stockholders	$(688)	$96

(Loss) Earnings per share:
(Loss) earnings per share - Basic	$(2.89)	$0.48
(Loss) earnings per share - Diluted	$(2.89)	$0.48

Weighted average shares outstanding - Basic	238	201
Weighted average shares outstanding - Diluted	238	202

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended March 31,
	2020	2019
Net (loss) income	$(689)	$97
Depreciation and amortization expense	75	62
Interest income	(1)	(1)
Interest expense	40	32
Income tax expense	10	7
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	5	5
EBITDA	(560)	202
Gain on sales of assets, net	(62)	(31)
Loss on foreign currency transactions	2	—
Severance expense	2	1
Share-based compensation expense	2	4
Impairment loss and casualty gain, net	694	—
Other items	4	—
Adjusted EBITDA	$82	$176

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA HOTEL ADJUSTED EBITDA AND

PRO-FORMA HOTEL ADJUSTED EBITDA MARGIN(1)

(unaudited, dollars in millions)	Three Months Ended
	March 31,
	2020	2019
Adjusted EBITDA	$82	176
Less: Adjusted EBITDA from investments in affiliates	(4)	(10)
Add: All other(2)	13	15
Hotel Adjusted EBITDA	91	181
Add: Adjusted EBITDA from hotels acquired(1)	—	37
Less: Adjusted EBITDA from hotels disposed of	(1)	(12)
Pro-forma Hotel Adjusted EBITDA(1)	$90	$206

	Three Months Ended
	March 31,
	2020	2019
Total Revenues	$599	$659
Less: Other revenue	(19)	(18)
Add: Revenues from hotels acquired(1)	—	129
Less: Revenues from hotels disposed of	(6)	(47)
Pro-forma Hotel Revenues(1)	$574	$723

	Three Months Ended
	March 31,
	2020	2019	Change(3)
Pro-forma Hotel Revenues(1)	$574	$723	(20.5)%
Pro-forma Hotel Adjusted EBITDA(1)	$90	$206	(56.4)%
Pro-forma Hotel Adjusted EBITDA margin(1)	15.6%	28.4%	NM(4)
_____________________________________________________________
(1) Assumes hotels were acquired on January 1, 2019.

(2)    Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.

(3) Percentages are calculated based on unrounded numbers.
(4) Percentage change is not meaningful.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)	Three Months Ended March 31,
	2020	2019
Net (loss) income attributable to stockholders	$(688)	$96
Depreciation and amortization expense	75	62
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)
Gain on sales of assets, net	(62)	(31)
Impairment loss	695	—
Equity investment adjustments:
Equity in losses (earnings) from investments in affiliates	1	(5)
Pro rata FFO of investments in affiliates	1	9
Nareit FFO attributable to stockholders	21	130
Loss on foreign currency transactions	2	—
Severance expense	2	1
Share-based compensation expense	2	4
Other items(1)	30	1
Adjusted FFO attributable to stockholders	$57	$136
Nareit FFO per share - Diluted(2)	$0.09	$0.65
Adjusted FFO per share - Diluted(2)	$0.24	$0.67
Weighted average shares outstanding - Diluted	238	202

_____________________________________________________________

(1)	The three months ended March 31, 2020, includes $26 million of tax expense recognized from hotels sold during the period.
(2)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

Pro-forma

The Company presents certain data for its consolidated hotels on a pro-forma hotel basis as supplemental information for investors: Pro-forma Hotel Revenues, Pro-forma RevPAR, Pro-forma Total RevPAR, Pro-forma Occupancy, Pro-forma ADR, Pro-forma Adjusted EBITDA, Pro-forma Hotel Adjusted EBITDA and Pro-forma Hotel Adjusted EBITDA Margin.  The Company presents pro-forma hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s pro-forma metrics exclude results from property dispositions and include results from property acquisitions as though such acquisitions occurred on January 1, 2019.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Gains or losses on foreign currency transactions;
•	Costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty gains or losses;
•	Impairment losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders Nareit FFO per share - diluted and Adjusted FFO per share - diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income or loss attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Gains or losses on foreign currency transactions;
•	Costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.

Total RevPAR

Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.

References to RevPAR, Total RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.